UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): April 14, 2026
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THE AES CORPORATION
(Exact name of registrant as specified in its charter)
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Delaware	001-12291	54-1163725
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4300 Wilson Boulevard
Arlington, VA 22203
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:
(703) 522-1315
NOT APPLICABLE
(Former name or former address, if changed since last report)
 _________________________________________________________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	AES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Transition of Chief Accounting Officer and Appointment of Controller

On April 14, 2026, The AES Corporation (the “Company” or “AES”) and Sherry Kohan mutually determined that Ms. Kohan will cease to serve in her role as Senior Vice President and Chief Accounting Officer of the Company, effective May 7, 2026 (the “Effective Date”), and that she will assume the position of Chief Financial Officer of AES’ U.S. Utilities business, effective as of the Effective Date.

On April 14, 2026, the Board of Directors (the “Board”) of the Company appointed Aubrey Jarred to serve as Vice President and Controller of AES, and designated her as the Company’s principal accounting officer, effective on the Effective Date. Ms. Jarred, age 40, has served as Managing Director, Technical Accounting Services of AES since 2022. In this role, she has overseen global technical accounting and internal control functions, supporting AES’ financial integrity and compliance across its international operations. Prior to that, she held a series of leadership roles at LKQ Corporation, an auto parts and services supplier, for over nine years, from 2013 to 2022. During her tenure at LKQ Corporation, she led corporate financial reporting and technical accounting, supported strategic initiatives across Europe—including an international assignment in Munich, Germany—and ultimately served as Head of Consolidations, Reporting, and Accounting Policy for LKQ Europe, the company’s largest segment. She began her career at KPMG LLP, where she spent five years in audit, advancing to Audit Manager and serving clients across a diverse range of industries, including pharmaceuticals, media, manufacturing, advertising, technology, and investment management. She graduated magna cum laude from the University of Notre Dame with a dual major in Accounting and Spanish.

There are no family relationships, as defined in Item 401(d) of Regulation S-K, between Ms. Jarred and any of the Company’s directors or executive officers, or persons nominated or chosen to become a director or an executive officer of AES. There is no arrangement or understanding between Ms. Jarred and any other person pursuant to which she was selected as the Company’s Vice President and Controller. Ms. Jarred does not have any direct or indirect material interest in any transaction or proposed transaction required to be disclosed under Item 404(a) of Regulation S-K.

In connection with her appointment as the Company’s Vice President and Controller, the Board approved the following compensation arrangements for Ms. Jarred:
• Annual base salary of $315,000;
• Annual performance incentive plan target opportunity of 50% of base salary, which will be subject to pre-established performance targets; and
• Annual long-term compensation target opportunity of $189,000, which will be subject to pre-established performance goals and service based vesting conditions).

Ms. Jarred will continue to be eligible for benefits similar to those of other current AES executives, including, without limitation, participation in the Company’s health, welfare, retirement, and relocation benefits, and Amended and Restated Executive Severance Plan. In addition, the Company will enter into its standard form of Director and Officer Indemnification Agreement with Ms. Jarred.

Transition of Officer

On April 15, 2026, the Company and Bernerd Da Santos mutually determined that Mr. Da Santos will cease to serve in his role as the Company’s Executive Vice President and President of US & Renewables on April 16, 2026. He has been appointed to serve as the Chairman of the AES Clean Energy Board and Senior Strategic Advisor to the President of the Company, effective April 16, 2026.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
101	Inline XBRL Document Set for the Cover Page from this Current Report on Form 8-K, formatted as Inline XBRL
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

THE AES CORPORATION

Date:	April 16, 2026	By:	/s/ Stephen Coughlin
		Name:	Stephen Coughlin
		Title:	Executive Vice President and Chief Financial Officer